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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-4/S-1 of UbiquiTel Inc. and subsidiaries of our report dated February 18, 2003, except for Notes 2 and 19, as to which the date is February 26, 2003, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 24, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS